Exhibit 10.6

AGREEMENT FOR THE PURCHASE AND SALE OF CAPITAL STOCK

This Agreement (“Agreement”) is made as of December , 2024 by and between OTH Florida Acquisition Corp, a Florida corporation (the “Acquiror”), Brian John, and each of the persons listed on the Schedule of Sellers attached hereto as Schedule A (each a “OTH Owner” and together, the “OTH Owners” and Schedule A shall be the “Schedule of Sellers”). The Acquiror, Brian John, the OTH Companies and the OTH Owners are collectively referred to as the “Parties”) Brian John joins in this Agreement for purposes of his agreement and consent to all terms herein.

WHEREAS, the OTH Owners currently own, directly and indirectly, all of the outstanding ownership interests of:

-	Off the Hook Yacht Sales NC, LLC, a North Carolina limited liability company;

-	Azure Funding, LLC, a North Carolina limited liability company; and

-	OTH Simon Marine YF LLC, a North Carolina limited liability company.

(each a “OTH Company” and together, the “OTH Companies”); and

WHEREAS, the OTH Owners desires to transfer 100% of the equity or membership interests in and to the OTH Companies to Acquiror in exchange for certain number of shares of common stock of the Acquiror and other considerations on terms and conditions of this Agreement; and

WHEREAS, this Agreement contemplates that Acquiror will effectuate an initial public offering resulting in its common stock becoming publicly traded on a nationally recognized stock exchange.

NOW, THEREFORE, the Parties hereto agree as follows:

Section 1. Purchase and Sale.

1.1	Each OTH Owner hereby designates and authorizes Jason Ruegg (“OTH Owners Representative”) to act as the sole representative of the OTH Owners for the purpose of negotiating the terms and conditions of this Agreement. Each OTH Owner acknowledges and agrees that the OTH Owners Representative shall have full authority to negotiate on behalf of such OTH Owner, and such OTH Owner further agrees to be bound by the terms and conditions of this Agreement as negotiated and agreed upon by the OTH Owners Representative. However, it is expressly understood that, except as separately and otherwise authorized by one or more OTH Owners, the OTH Owners Representative does not have the authority to sign this Agreement or any related documents on behalf of the OTH Owners. Each OTH Owner shall retain the individual right and obligation to execute this Agreement and any other necessary documents to effectuate the transaction contemplated under this Agreement.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

1.2	Pursuant to the terms and conditions of this Agreement, at the Closing (as defined herein below), each OTH Owner shall sell, assign and transfer to Acquiror, and Acquiror shall purchase from each OTH Owner, all and not less than all of the equity securities, in whatever form or type, of each OTC Company that is owned by such OTC Owner, the specific details of which, including the number of shares or units thereof, as set forth with such OTH Owner’s name in the Schedule of Sellers. Such equity securities of the OTC Companies being sold, assigned and transferred to Acquiror by the OTH Owners shall collectively be referred to as “Transferred Securities,” and shall represent in the aggregate not less than one hundred percent (100%) of the issued and outstanding equity capital of the OTC Companies at the Closing Date (as defined herein below). The Transferred Securities shall be sold, assigned and transferred by each OTH Owner to Acquiror, subject to Section 11.11 Excluded Assets, except as may be otherwise agreed, free and clear of any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind (“Lien”).

1.3	Subject to the terms and conditions of this Agreement, the aggregate purchase price for the Transferred Securities shall be:

(a)	such number of shares of common stock of Acquiror (“Acquiror Common Stock”), representing in the aggregate seventy-five percent (75%) of the issued and outstanding Acquiror Common Stock (“Stock Consideration”), which shall be issued and registered to each OTH Owner in such numbers as set forth opposite such OTH Owner’s name in the Schedule of Sellers under the heading “Stock Consideration Issuable” upon the execution and delivery of this Agreement by the OTH Owners. For avoidance of doubt, Acquiror shall not be obligated to issue the Stock Consideration to the OTH Owners unless and until all of the OTH Owners have executed and delivered to Acquiror this Agreement. The Stock Consideration shall be validly issued free and clear of any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind (“Lien”) and shall not be subject to dilution without prior written consent of the OTH Owners Representative.

(b)	$3,000,000 in cash (“Cash Consideration”) to be payable by Acquiror as follows:

i.	20% ($600,000) non-refundable deposit in cash (“Cash Payment”) due immediately upon full execution of this Agreement, payable as directed in writing by the OTH Owners Representative.

ii.	Balance ($2,400,000) at Closing, by wire transfer as directed in writing by the OTH Owners Representative, said wire to be received prior to transfer and assignment of the OTH equity securities to Acquiror.

1.4	The Acquiror, by, through, and at the sole expense of Brian John, will also be responsible for raising no less than $4,000,000 in operating cash for the OTH Companies by or before Closing, in the form of a loan or sale of Acquiror stock, agreeable in advance in writing by Jason Ruegg. Said operating cash will be used as determined by the OTH Representative to replace the First Carolina Bank letter of credit (meet Red Oak requirements) as listed on the attached Debt Schedule and to otherwise replace operating cash and equity in inventory.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

Section 2. Closing and Payment.

2.1	Parties agree that the Cash Payment shall be payable by Acquiror to an account designated by OTH Owners Representative in writing upon the execution and delivery of this Agreement by all Parties hereto. For avoidance of doubt, Acquiror shall not be obligated to make payment of the Cash Payment unless and until all of the OTH Owners have executed and delivered to Acquiror this Agreement.

2.2	The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts) no later than the second business day following the date on which the terms and conditions contained in Section 6 of this Agreement have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived by the applicable party in writing, or at such other place and times and the parties may mutually agree in writing. The date and time at which the Closing actually occurs is herein referred to as the “Closing Date”). The parties hereto agree that the Closing as contemplated herein shall take place only immediately prior to the closing of the Going Public Transaction.

2.3	At the Closing, each OTH Owner shall deliver to Acquiror the following:

(a)	if any of the Transferred Securities are represented by certificates, such certificates (duly endorsed for transfer by the relevant OTH Owner or accompanied by duly executed transfer powers of the relevant OTH owner), and otherwise an assignment of the Transferred Securities in form reasonably satisfactory to Acquiror;

(b)	a good standing certificate (or its equivalent) for each of the OTH Companies from the secretary of state or similar Governmental Authority of the jurisdiction in which each is organized and each jurisdiction where each such OTH Company is qualified, registered, or authorized to do business. The term “Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction;

(c)	all the books, records, board and shareholders’ or members’ consents and minutes, and organizational documents of each OTH Company (delivery effective with copies to Brian John, and retention of originals by Jason Ruegg in his capacity as officer and director of Acquiror effective upon Closing);

(d)	a counterpart to any consents required in connection with the transactions contemplated by this Agreement, including without limitation, the sale, assignment and transfer of the Transferred Securities;

(e)	payoff letter or similar documents evidencing the payment, repayment, settlement, transfer or assignment of all Liabilities against the OTH Companies other than the Permitted Liabilities, as defined in Section 6. Said payoff letter or similar documentation shall evidence Liabilities already satisfied or those pending satisfaction pursuant to the terms of Section 6.

(f)	all other documents, instruments and writings which are customary and reasonably requested by Acquiror to be delivered by the OTH Owners at or prior to the Closing pursuant to this Agreement.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

2.4	At the Closing, Acquiror shall deliver to OTH Owners Representative the following:

(a)	issuance of the Stock Consideration representing 75% of the Acquiror company, with duly authorized and executed certificates and appropriate instruments of transfer, and such other documents as may be necessary to vest title to the Shares in the OTH Owners;

(b)	$2,400,000 cash balance by wire transfer as provided in this Agreement;

(c)	$4,000,000 of operating cash into the OTH Companies (if not already done so prior to closing) pursuant to terms of this Agreement;

(d)	a good standing certificate (or its equivalent) from the secretary of state or similar Governmental Authority of the jurisdiction in which Acquiror is organized and each jurisdiction where each Acquiror is qualified, registered, or authorized to do business. The term “Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction.

(e)	all (or copies of all) the books, records, board and shareholders’ consents and minutes, and organizational documents. Included shall be documentation to properly and validly effectuate resignation of all then current officers and directors and replacement of said officers and directors with officers and directors as designated by the OTH Owners Representative, effective immediately upon Closing;

(f)	a counterpart to any consents required in connection with the transactions contemplated by this Agreement, including without limitation, the issuance of Shares to the OTH Owners;

(g)	such records and documentation satisfactory to the OTH Owners Representative as proof that Acquiror has no liabilities other than those approved in advance in writing by the OTH Owners Representative; and

(h)	all other documents, instruments and writings which are customary and reasonably requested by the OTH Owners Representative to be delivered to the OTH Owners Representative at or prior to the Closing pursuant to this Agreement.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

Section 3. Representations and Warranties of OTH Owners

Each OTH Owner, severally and not jointly, represents and warrants to Acquiror as of the date hereof as follows:

3.1	Execution and Delivery; Valid and Binding Agreements. This Agreement has been duly executed and delivered by such OTH Owner, and assuming that this Agreement is the valid and binding agreement of Acquiror, this Agreement constitutes the valid and binding obligation of such OTH Owner, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights generally and by general principles of equity. The execution, delivery and performance by such OTH Owner of this Agreement, and the consummation by such OTH Owner of the transactions contemplated hereby, have been duly and validly authorized , and no other corporate proceedings on the part of such OTH Owner are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform the respective obligations of such OTH Owner hereunder.

3.2	Authority. OTH Owner has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to perform his, her, or its obligations hereunder (including, without limitation, all right, power, capacity, and authority to sell, transfer, convey, and surrender the Company Equity owned by such OTH Owner as provided by this Agreement free and clear of all Liens, other than Liens imposed by applicable federal and state securities law restrictions and Permitted Liabilities.

3.3	No Breach. The execution, delivery, and performance of this Agreement by such OTH Owner and the consummation of the transactions contemplated hereby do not conflict with, constitute a default under, or result in a violation under the provisions of such OTH Owner’s governing organizational documents, if applicable, or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such OTH Owner is bound, or any Law or result in the creation of a Lien upon the Company Equity held by such OTH Owner, or require any authorization, consent, approval, exemption or other action by or notice to any court or other Governmental Authority. Excepted from the foregoing are the liens of any existing loans of any of the OTH Companies. To the extent required by the terms of any such loans, if any, the OTH Owners shall obtain necessary consents or modifications for any loans not paid off at or prior to Closing, as otherwise noted in this Agreement.

3.4	Ownership. Such OTH Owner is the record and beneficial owner of the ownership interest as set forth opposite his, her or its name on Schedule A.

3.5	Litigation. There is no complaint, claim, action, suit, litigation, proceeding or governmental or administrative investigation pending or, to such OTH Owner’s Knowledge, threatened against or involving such OTH Owner, that would prevent or restrict such OTH Owner’s performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby that has not been disclosed to Acquiror and Brian John at this time. Current lawsuits include:

3.5.1	Rosen V OTH
3.5.2	Diflumer V OTH
3.5.3	Republic Bank V Azure Funding

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

3.6	Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of OTH Owners.

Section 4. Representations and Warranties on the OTH Companies.

The OTH Owners, jointly and severally, represent and warrant to Acquiror that, with respect to each OTH Company:

4.1	Organization and Corporate Power. The OTH Companies are limited liability companies duly organized, validly existing and in good standing under the laws of the State of NC and have all requisite corporate power and authority necessary to own, lease, and operate their properties and assets and to carry on their business as currently conducted, except where the failure to be so organized, existing, qualified or in good standing, or to have such power or authority when taken together with all other such failures, is not, and would not reasonably be expected to be, individually or in the aggregate, reasonably material. Each OTH Company is duly qualified or licensed to do business and is in good standing (or the equivalent thereof) in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing when taken together with all other such failures, is not, and would not reasonably be expected to be, individually or in the aggregate, reasonably material. OTH Owners have delivered or caused to be delivered to Acquiror, or will do so within ten (10) days of full execution of this Agreement, complete and correct copies of the articles of organization and operating agreements, as amended to the date hereof, and such documents are in full force and effect.

4.2	Capitalization as to each OTH Company

(a)	All of the OTH Company Equity outstanding were duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights.

(b)	Except for the OTH Company Equity set forth on Schedule A and as contemplated by this Agreement, there are as of the date hereof no outstanding shares of capital stock of, or other equity or voting interest in, the OTH Company, and no outstanding (i) securities of the OTH Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the OTH Company, (ii) options, warrants, rights, preemptive or other outstanding rights, or other agreements or commitments to acquire from the OTH Company, or obligations of the OTH Company to issue, any capital stock, voting securities or other equity ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other equity ownership interests in) the OTH Company, (iii) obligations of the OTH Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the OTH Company, or (iv) obligations (excluding taxes and other fees) by the OTH Company or any of its Affiliates to make any payments based on the market price or value of the Common Stock. As of the date of this Agreement, neither the OTH Company nor any of its affiliates has outstanding obligations to purchase, redeem or otherwise acquire any company securities described in clauses (i), (ii) and (iii) hereof.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

4.3	Subsidiaries. No OTH Company has any subsidiaries.

4.4	Financial Statements. has Any financial statements previously delivered to Acquiror were true and complete copies of the OTH Company’s: (a) unaudited balance sheets and statements of income, retained earnings and cash flows as of and for its fiscal years ended as indicated, including all applicable footnotes; and (b) unaudited interim balance sheets and statements of income, retained earnings and cash flows as of and for the period so indicated (the “Financial Statements”). The Financial Statements present fairly in all material respects the financial condition of the OTH Company as at the end of the covered periods and the results of its operations and its cash flows for the covered periods. The Financial Statements were prepared in accordance with standard accounting practices, applied on a consistent basis throughout the covered periods, subject, in the case of any current year Financial Statements, to year-end audit adjustments (which will not, in the aggregate, be material, except as disclosed on the Section 4Disclosure Schedule) and the lack of footnotes and other presentation items.

4.5	Absence of Certain Changes. Since December 31, 2023 through the date of this Agreement,

(a)	there has not been a Material Adverse Effect unless disclosed in this Agreement, (b) the OTH Company and its affiliates have conducted their respective businesses only in the ordinary course of business consistent with past practice, except for actions taken in respect of this Agreement, and (c) the OTH Company has not taken any action that, if taken after the date hereof without the consent of Acquiror, would result in a Material Adverse Effect on the OTH Company.

4.6	Employee Benefit.

(a)	Other than a Off the Hook Yacht Sales NC, LLC’s 401K plan, PTO plan, and health insurance, The OTH Companies have no employee benefit plans as defined in Section 3 of the Employee Retirement Security Act of 1974 (93 P.L. 406), as amended (“ERISA”) and any collective bargaining, stock purchase, stock option, employment compensation, deferred compensation, pension, retirement, post-retirement, employment, consulting, severance, termination, change-in-control, separation, retention, vacation, sickness, life or other insurance, welfare, fringe benefit or incentive bonus contract, agreement, plan, program, policy, payroll practice or arrangement that is sponsored, maintained, administered or contributed to by any OTH Owner or by any entity which is (or at any relevant time was) a member of a controlled group of corporations, under common control or in an affiliated service group with the OTH Company within the meaning of Section 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended (each, an “ERISA Affiliate”), or to which the OTH Company or any ERISA Affiliate has any obligation to contribute.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

(b)	The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (either alone or in conjunction with any other event) will not:

(1)	result in any material payment or benefit becoming due or payable, or required to be provided, to any director, employee, consultant or independent contractor of the OTH Company or any of its subsidiaries, or cause or create any right to the forgiveness of indebtedness owed by any employee to the OTH Company or any of its subsidiaries;

(2)	materially increase the amount of, or accelerate the time of payment of, any benefit or compensation payable by the OTH Company; or

(3)	result in any violation or breach of or default under, or limit the ability of the OTH Company or any of its subsidiaries to amend, modify or terminate any contract to which it is a party, other than as may be disclosed in this Agreement.

4.7	Employees.

(a)	No employee or independent contractor performing services for the OTH Company, to the knowledge of the OTH Company, is bound by any contract that purports to limit the ability of such Person to engage in any activity, services, duties, or practice on behalf of the OTH Company or any subsidiary. No employee holding a management or executive position has notified any OTH Owner, the OTH Company, or any subsidiary of an intention to resign, retire or otherwise terminate his or her employment prior to the Closing or in connection with the transactions contemplated hereby nor, to the knowledge of OTH Owners, does any such employee have an intention to do so.

(b)	No current or former employees of the OTH Company or any subsidiary are or have been represented by a union or similar employee organization with respect to such employment. Neither the OTH Company nor any of its subsidiary is a party to, bound by or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or understanding with a labor union or organization.

(c)	The OTH Company, to its knowledge, has complied with all applicable Laws concerning labor and employment and the terms of each applicable employment or services agreement in respect of all of their respective current and former employees and independent contractors.

4.8	Litigation. Except as set forth in this Section, Section 3.5 and/or the Section 4 Disclosure Schedule, there is no complaint, claim, action, suit, litigation, proceeding or governmental or administrative investigation pending or to the Knowledge of the OTH Owners, threatened against or affecting the OTH Company or any of its affiliates, including in respect of the transactions contemplated hereby. Neither the OTH Company nor any of its affiliates is subject to any outstanding Order (a) that prohibits the OTH Company or any of its affiliates from conducting its business as now conducted or proposed to be conducted or (b) that would, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

Current Litigation: Difumeri V OTH, Republic V Azure, Rosen V OTH

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

4.9	Tax Matters.

(a)	The OTH Company has timely filed all federal, state, local and foreign Tax returns, estimates, information statements and reports relating to any and all taxes of the OTH Company or its operations (the “Tax Returns”) required to be filed by Law by the OTH Company as of the date hereof. All such Tax Returns are true, correct and complete, and the OTH Company has timely paid all taxes attributable to the OTH Company that were due and payable by them as shown on such Tax Returns, except with respect to matters contested in good faith.

(b)	As of the date of this Agreement, there is no written claim or assessment pending or threatened against the OTH Company for any alleged deficiency in taxes of the OTH Company, and there is no audit or investigation with respect to any liability of the OTH Company for taxes. The OTH Company has not waived any statute of limitations with respect to material taxes or agreed to any extension of time with respect to a material tax assessment or deficiency.

(c)	The OTH Company has withheld from their employees (and timely paid to the appropriate Governmental Authority) proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of applicable federal, state, local and foreign Laws (including, without limitation, income, social security, and employment Tax withholding for all types of compensation).

(d)	The OTH Company has withheld (and timely paid to the appropriate Governmental Authority) proper and accurate amounts for all periods through the date hereof in compliance with all tax withholding provisions of applicable federal, state, local and foreign Laws other than provisions of employee withholding (including, without limitation, withholding of tax on dividends, interest, and royalties and similar income earned by nonresident aliens and foreign corporations and withholding of tax on United States real property interests).

4.10	Compliance with Laws; Permits.

(a)	The OTH Company, to its knowledge, is not nor has it been since December 31, 2023 in conflict with, in default or, with notice, lapse of time or both, would be in default, with respect to or in violation of any (i) statute, law, ordinance, rule, regulation or requirement of a Governmental Authority (each, a “Law”), or (ii) order, judgment, writ, decree or injunction issued by any court, agency or other Governmental Authority (each, an “Order”) applicable to the OTH Company or by which any property or asset of the OTH Company is bound or affected.

(b)	None of the OTH Owners or the OTH Company has received any written notice since December 31, 2023:

(1)	of any administrative, civil or criminal investigation or audit by any Governmental Authority relating to the OTH Company; or

(2)	from any Governmental Authority alleging that the OTH Company is not in compliance with any applicable Law or Order.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

(c)	The OTH Company, to its knowledge, has all permits, licenses, authorizations, consents, approvals and franchises from Governmental Authorities required to conduct their businesses as currently conducted (“Permits”) and such Permits are valid and in full force and effect. The OTH Company, to its knowledge, is in compliance with the terms of such Permits and, as of the date of this Agreement, the OTH Company has not received written notice from any Governmental Authority threatening to revoke, or indicating that it is investigating whether to revoke, any such Permit.

4.11	Intellectual Property.

(a)	The OTH Company owns, or is licensed, or otherwise has the right to use (in each case, without payments to third Parties and free and clear of any Liens) all intellectual property necessary for or material to the conduct of its business as currently conducted and such rights are not subject to termination by any OTH Owner or any third party.

(b)	To its knowledge, the OTH Company or any of its products or services has not infringed upon or otherwise violated, or is infringing upon or otherwise violating, the intellectual property rights of any Person. There is no suit, claim, action, investigation or proceeding pending or threatened with respect thereto, and none of OTH Owners or the OTH Company has been notified in writing of, any possible infringement or other violation by the OTH Company or any of its products or services of the intellectual property rights of any Person and to the knowledge of OTH Owners, there is no valid basis for any such claim. To OTH Company’s knowledge, there is no investigation pending or threatened with respect to any possible infringement or other violation by the OTH Company or any of its products or services of the intellectual property rights of any Person.

(c)	To the knowledge of OTH Owners, no Person nor any product or service of any Person is infringing upon or otherwise violating any intellectual property rights of the OTH Company.

4.12	Real Property. The OTH Company has good and valid title to, or in the case of leased property and leased tangible assets, good and valid leasehold interests in, all of the real property and tangible assets used in the conduct of its business and all such property and assets, other than real property and assets in which the OTH Company has leasehold interests, are free and clear of all Liens other than as may be disclosed in this Agreement.

4.13	Insurance. The OTH Company maintains policies of insurance, including property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is in form and amount as customary for the OTH Company’s types of business and as may be additionally required by Law or under the terms of any Contract or agreement.

4.14	Undisclosed Liabilities. There is no liability, debt, or legally binding commitment or obligation of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable or otherwise (any such liability, debt or legally binding commitment or obligation, a “Liability”) against the OTH Company, and whether or not required to be disclosed, or any other fact or circumstance that would reasonably be likely to result in any claims against, or any obligations or liabilities of, the OTH Company, except for liabilities and obligations (a) set forth on the attached Debt Schedule, the Section 4Disclosure Schedule, or otherwise in this Agreement, (b) reflected or reserved for on the Financial Statements or disclosed in the notes thereto (and if no Financial Statements have been delivered to Acquiror prior to execution hereof, then as reflected or reserved for in the existing financial statements of the OTH Companies), or (c) that have arisen since the date of the most recent balance sheet included in the Financial Statements in the ordinary course of the operation of business of the OTH Company.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

Section 5. Acquiror’s Representations and Warranties.

The Acquiror represents and warrants to the OTH Owners and the OTH Companies as of the date of this Agreement and as of the effective date of Closing that:

5.1	Organization. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to carry on its business as now conducted. Acquiror was formed and organized for purposes of the transaction contemplated by this Agreement, has made all required registrations with taxing and government authorities, and has paid all costs of formation and organization, including legal fees and filing fees, and all applicable taxes and/or other governmental fees, and has no debt or liabilities. Acquiror has no employees, subsidiaries, or affiliates, is not party to any litigation. and has not entered brokerage agreements, contracts or any pledge agreements, borrowed money, assumed any debts, or otherwise conducted any business or assumed any obligations whatsoever, other than the terms of this Agreement. Acquiror and Brian John have delivered or caused to be delivered to the OTH Owners Representative, or will do so within ten (10) days of full execution of this Agreement, complete and correct copies of the articles of incorporation, bylaws, as amended to the date hereof, and any shareholder or other organizational agreements, and such documents are in full force and effect.

5.2	No Violation. The execution, delivery or performance by the Acquiror of this Agreement does not contravene any law, regulation order or judgment applicable to or binding on the Acquiror and will not result in a breach of, or constitute a default, or contravene any provision of, any agreement to which Acquiror is a party or by which Acquiror is bound or of which it or its property may be bound, or result in the creation of any lien thereunder. Acquiror is not otherwise in conflict with, in default or, with notice, lapse of time or both, would be in default, with respect to or in violation of any (i) statute, law, ordinance, rule, regulation or requirement of a Governmental Authority (each, a “Law”), or (ii) order, judgment, writ, decree or injunction issued by any court, agency or other Governmental Authority (each, an “Order”) applicable to Acquiror or by which any property or asset of Acquiror is bound or affected

5.3	No Consents or Approvals. Neither the execution, delivery or performance by the Acquiror of this Agreement requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, any federal, state or local governmental commission, authority, agency or body.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

5.4	Access to Data. The Acquiror has received and reviewed information about the OTH Companies and has had an opportunity to discuss the OTH Companies’ business, management, and financial affairs with its management and to review the OTH Companies’ facilities.

5.5	Authorization. Acquiror has all necessary corporate power and authority to execute, deliver and perform this Agreement.

5.6	Issuance of Shares. Acquiror has not issued any shares. If prior to Closing, any shares are issued, said shares shall only be issued to Brian John or his solely owned entity, with prior written consent of the OTH Owners Representative and shall be fully paid by shareholder and non- assessable. Other than the transaction contemplated by this Agreement, there are no outstanding (i) securities of the Acquiror convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Acquiror, (ii) options, warrants, rights, preemptive or other outstanding rights, or other agreements or commitments to acquire from the Acquiror, or obligations of the Acquiror to issue, any capital stock, voting securities or other equity ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other equity ownership interests in the Acquiror, (iii) obligations of the Acquiror to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Acquiror, or (iv) obligations (excluding taxes and other fees) by the Acquiror to make any payments based on the market price or value of the Common Stock. The Acquiror has no outstanding obligations to purchase, redeem or otherwise acquire any company securities described in clauses (i), (ii) and (iii) hereof.

Section 6. Conditions to Closing.

6.1	Conditions Precedent to Obligations of Acquiror. The obligations of Acquiror under this Agreement to proceed with the Closing shall be subject to the satisfaction by OTH Owners on or prior to the Closing Date of each of the following conditions precedent:

(a)	Accuracy of Representations and Warranties. Each of the representations and warranties of OTH Owners under Sections 3 and 4 above shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of that date; provided, that any such representation and warranty that is specifically made as of a particular date shall be true and correct in all respects as of such specified date.

(b)	Performance and Compliance. OTH Owners and the OTH Companies shall have performed or complied in all material respects with each covenant and agreement to be performed or complied with by them under this Agreement on or prior to the Closing Date.

(c)	Consents and Approvals. OTH Owners and the OTH Companies shall have obtained or made each consent, authorization, approval, exemption, filing, registration or qualification, required to be obtained or made by any of them in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

(d)	Litigation. There shall be no pending or threatened action by or before any Governmental Authority or arbitrator (i) seeking to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or (ii) seeking monetary relief against Acquiror by reason of the consummation of these transactions, and there shall not be in effect any order, writ, judgment, injunction or decree issued by any Governmental Authority by which Acquiror or any of its properties or assets is bound that has that effect.

(e)	Material Adverse Effect. No event shall have occurred and no condition shall exist that constitutes or, with the giving of notice or the passage of time or both, is likely to constitute a Material Adverse Effect other than as disclosed in this Agreement.

(f)	Liabilities. Except for outstanding liabilities arising from or related to floor plan financing provided by Red Oak to one or more of the OTH Companies, which amount outstanding as of the date of this Agreement is approximately $25,000,000 , a liability to Northpoint Finance for approximately $300,000, and ordinary operational liabilities with payment due dates after the Closing Date (all “Permitted Liabilities”), all other Liabilities against any OTH Company shall be paid, settled, offset, transferred or assigned within 10 business days of receipt of sufficient IPO proceeds by the OTH Owners as shareholders of Acquiror, with the sale of OTH Owners’ stock. Should stock sale proceeds be insufficient to satisfy all other Liabilities, the proceeds shall be applied toward payment, and OTH Owners shall remain responsible for making payments until paid in full. Brian John shall make every good faith effort to facilitate and assist the OTH Owners Representative with the sale of stock for purposes of paying off the aforesaid Liabilities. The Permitted Liabilities will not be paid off by the OTH Companies or OTH Owners, and Acquiror shall take ownership of the Transferred Securities subject to said liens, encumbrances, debt, and liability.

(g)	Representative Certificate. The OTH Owners Representative shall have delivered to Acquiror a certificate, dated the Closing Date and certifying that each of the conditions specified in sub-section (a) to (f) of this Section 6.1 have been met as required by said sub-sections.

(h)	Going Public Transaction. The conditions to closing under the definitive agreement relating to the Going Public Transaction, including without limitation, all regulatory filings and approvals required for Going Public Transaction, have been obtained, performed or met, all of which are the obligations of Acquiror and Brian John, and not of the OTH Owners, OTH Companies, or the OTH Representative, who shall, without expense on their parts, reasonably cooperate with Acquiror and Brian John, Brian John shall be solely responsible for all legal fees, costs. filing fees, and other expenses related to the Going Public Transaction. Brian John shall direct any and all such invoices to be issued to him personally. Acquiror shall have no liability for any such expenses, with all such expenses being paid by Brian John in advance or immediately upon receipt of invoice. No such expenses or payments by Brian John shall be deemed loans to Acquiror or result in any financial obligations or liabilities of Acquiror. The OTH Owners Representative shall be copied with all correspondence (including emails), filings, fees, expenses, invoices, and other documents related to the Going Public Transaction, at the same time that Brian John and/or Acquiror sends and/or receives said documents (correspondence, emails, filings, fees, invoices, and all documents whatsoever).

(i)	Due Diligence. Acquiror shall have completed its due diligence investigation of the OTH Companies to its satisfaction (in Acquiror’s sole discretion).

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

6.2	The OTH Companies shall have delivered (email acceptable) to Brian John a complete and accurate list of the current employees of the OTH Companies, which shall indicate the name of such employee, employing entity, workplace location, and current base salary or wage rate, and a complete and an accurate list of all Brokers who perform services for the OTH Company as independent contractors (excluding accounting, tax, legal, and similar service providers) Conditions Precedent to Obligations of OTH Owners. The obligations of OTH Owners and OTH Companies under this Agreement to proceed with the Closing shall be subject to the satisfaction by Acquiror on or prior to the Closing Date of each of the following conditions precedent:

(a)	Accuracy of Representations and Warranties. Each of the representations and warranties of Acquiror under Section 5 above shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of that date.

(b)	Performance and Compliance. Acquiror shall have performed or complied in all material respects with each covenant and agreement to be performed or complied with by it under this Agreement on or prior to the Closing Date.

(c)	Consents and Approvals. Acquiror shall have obtained or granted each consent, authorization, approval, exemption, filing, registration or qualification required to be obtained or granted by it in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

(d)	Going Public Transaction. The conditions to closing under the definitive agreement relating to the Going Public Transaction, including without limitation, all regulatory filings and approvals required for Going Public Transaction, have been obtained, performed or met as stated in Section 6.1(h).

(e)	Litigation. There shall be no pending or threatened action by or before any Governmental Authority or arbitrator (i) seeking to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement, or (ii) seeking monetary relief against OTH Owners or OTH Companies by reason of the consummation of these transactions, and there shall not be in effect any order, writ, judgment, injunction or decree issued by any Governmental Authority by which OTH Companies or OTH Owners or any of their properties or assets are bound that has that effect.

(f)	Material Adverse Effect. No event shall have occurred and no condition shall exist that constitutes or, with the giving of notice or the passage of time or both, is likely to constitute a Material Adverse Effect other than as disclosed in this Agreement.

(g)	Acquiror and Brian John Certificate. Acquiror and Brian John shall have delivered to OTH Owners Representative a certificate, dated the Closing Date and certifying that each of the conditions specified in sub-section (a) to (f) of this Section 6.2 have been met as required by said sub-sections.

(h)	All formation and organizational documents of Acquiror, and any agreements entered by Acquiror, if any, shall have been approved by OTH Owners Representative in writing. Acquiror shall have made all revisions, and met all corporate requirements and other obligations in so doing, as requested by the OTH Owners Representative.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

Section 7. Covenants; Additional Agreements.

7.1	Conduct of Business of the OTH Companies and Acquiror.

7.1.1	In respect of this Section 7 and elsewhere in this Agreement:

(a)	“Contract” means any legally binding contract, subcontract, agreement, license, sublicense, lease, sublease, instrument, indenture, promissory note or other written or oral and legally binding commitment or undertaking.

(b)	“Governmental Authority” means any national, state or local, domestic or foreign or international, government or any judicial, legislative, executive, administrative or regulatory authority, tribunal, agency, body, entity or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign or international.

(c)	“Indebtedness” and/or “Debt” means, with respect to any Person: (i) any (A) indebtedness for borrowed money (including the current portion thereof), (B) obligation relating to a letter of credit, bankers’ acceptance, note purchase facility or similar instruments in each case to the extent drawn,

(d)	“Material Adverse Effect” means any state of facts, change, development, event, effect, condition, occurrence, action, state of facts, or omission that, individually, generally or in the aggregate, has had or could reasonably be expected to (i) have a material adverse effect on any aspect of the business, assets, properties, financial condition, results of operations or prospects of one or more of the OTH Companies or Acquiror (as applicable), (ii) prevent, materially impede or materially delay the consummation by the OTH Companies or the OTH Owners, or Acquiror (as applicable) of the transactions contemplated by this Agreement, or (iii) result in a material impairment of the ability of Acquiror to continue operating the business of the OTH Companies, individually or collectively after the Closing in substantially the same manner as it was operated immediately prior to the date of this Agreement; provided, however, that none of the following events, effects or circumstances, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or would be, a Material Adverse Effect: (A) any change in general economic, business, financial, credit or market conditions; (B) any change in GAAP or applicable Law; (C) any act of terrorism, war (whether or not declared), epidemic, disease outbreak, pandemic (including, but not limited to, COVID-19), national disaster or any national or international calamity affecting the United States; (D) any failure to meet internal Company projections or external analyst projections, forecasts or revenue or earnings predictions for any period (provided that the underlying causes of such failures may constitute or be taken into account in determining whether there has been or would be a Material Adverse Effect); or (E) any effect attributable to the announcement, performance or pendency of this Agreement or the transactions contemplated hereby.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

(e)	“Person” means any individual, corporation (wherever incorporated), firm, joint venture, works council or employee representative body, limited liability company, partnership, association, trust, estate or other entity or organization including a government, state or agency of a state or Governmental Authority.

7.1.2	Each of the OTH Owners covenant and agree that, during the period from the date of this Agreement until the Closing Date, except with the prior written consent of Acquiror, or as expressly contemplated by this Agreement, or as required by Law, the business of the OTH Companies Company shall be conducted in the ordinary course of business consistent with past practice of each such OTH Companies and the OTH Companies shall comply with all applicable Laws and to the extent consistent therewith, preserve their business organizations intact and maintain existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, licensors, licensees, Governmental Authorities, employees, agents, consultants, and business associates, to keep available the services of the OTC Companies’ present employees, agents and consultants. Acquiror covenants and agrees that during aforesaid period, except with the prior written consent of the OTH Owners Representative, or as expressly contemplated by this Agreement, or as required by Law, the business of Acquiror shall be solely as contemplated in this Agreement for purposes of closing the transaction herein and the pending Going Public Transaction, and Acquiror shall comply with all applicable Laws and to the extent consistent therewith, preserve its organization intact. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, except with the prior written consent of the other parties hereto, or as expressly contemplated by this Agreement, or as required by Law, none of the OTH Companies or Acquiror shall:

(a)	amend or propose any change to its certificate of incorporation or bylaws or other similar governing documents;

(b)	merge or consolidate with any other Person, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

(c)	dispose of any material assets , whether or not such assets are used in connection with their respective businesses, except for assets of OTH Companies in the ordinary course of business.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

(d)	except for the issuance of shares or ownership interests upon the exercise of employee plan options outstanding on the date of this Agreement, issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares or ownership interests of the OTH Company stock or stock equivalent, , or securities convertible or exchangeable into or exercisable for any shares of such capital stock or ownership interests, or any options, warrants or other rights of any kind to acquire any ownership interests or shares of such capital stock or such convertible or exchangeable securities;

(e)	reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

(f)	make any changes with respect to financial accounting policies or procedures, except as required by changes in GAAP or applicable Law;

(g)	other than in the ordinary course of business consistent with past practice, (A) amend, modify or terminate any material Contract, (B) take or omit to take any action that would cause any intellectual property, including registrations thereof or applications for registration, to lapse, be abandoned or cancelled, or fall into the public domain.

(h)	agree, authorize or commit to do any of the foregoing.

7.2	Access to Information.

7.2.1	From and after the date of this Agreement, OTH Owners shall, and shall cause the OTH Companies to, (a) upon written request from Acquiror, give to Acquiror and any of Acquiror’s agents or representatives access to the offices, properties, books, records, documents, directors, officers and employees of the OTH Companies during normal business hours at mutually agreed times, (b) furnish to Acquiror and its agents or representatives such financial, tax and operating data and other information as Acquiror and its agents or representatives may reasonably request (including the work papers of each such OTH Company’s independent accountants upon receipt of any required consent from such OTH Company’s independent accountants), and (c) instruct the Company’s representatives to cooperate with Acquiror and its representatives in Acquiror’s investigation; provided, however, that the OTH Owners may restrict the foregoing access to the extent that (i) any Law requires the OTH Companies to restrict or prohibit access to any such properties or information, or (ii) the disclosure of such information to Acquiror or its representatives would violate confidentiality obligations owed to a third party and such confidentiality obligations were in effect prior to the execution and delivery of this Agreement. During the aforesaid period, without limiting any obligations of Acquiror to copy the OTH Representative with documentation as otherwise required in this Agreement, Acquiror shall also be obligated to the OTH Owners and OTH Companies to provide all of the same access and information to the OTH Owners Representative as stated in this Section 7.2.2 with regard to OTH Company and OTH Owner obligations to Acquiror.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

7.2.2	Any investigation pursuant to Section 7.2.1 shall be conducted in such manner and during such times as not to interfere unreasonably with the conduct of the business of the relevant OTH Company. Information obtained by Acquiror or the OTH Owners Representative pursuant to 7.2.17.2.1 shall not prejudice any of Acquiror’s, or OTH Owner and OTH Companies, as applicable, rights or remedies at Law or equity. All OTH Company and OTH Owner information delivered to or obtained by Acquiror and/or its representatives pursuant to Section 7.2.1 or any other provision of this Agreement shall be treated as confidential information by Acquiror and its representatives; shall be used for the limited purposes of the transaction contemplated by this Agreement; shall not be disclosed to third parties, other than Acquiror’s attorney and accountant as necessary for purposes of this Agreement; and shall be immediately returned (without retaining copies) to the OTH Owners Representative in the event the transaction contemplated herein does not Close for any reason.

7.3	No Liabilities. Except for the Permitted Liabilities, OTH Owners undertake to pay, settle, transfer or assign, or cause to be paid, settled, transferred or assigned, all Liabilities against any OTH Company as provided in Section 6.1(f) so as to ensure that the conditions under Section 6 of this Agreement may be met and satisfied.

7.4	Filings; Further Actions. The Parties agree to use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper and advisable under applicable Laws in (a) documenting and effectuating the transactions contemplated by this Agreement, and (b) making any necessary filings, and obtain or deliver all necessary actions, notices waivers, registrations, permits, authorizations, orders, consents and approvals from any Governmental Authorities or third parties that may be necessary to consummate the transactions contemplated by this Agreement.

Section 8. Termination.

8.1	Termination of Agreement. This Agreement may be terminated at any time prior to the Closing as follows:

(a)	by mutual written agreement of Acquiror and OTH Owners Representative;

(b)	by Acquiror, if OTH Owners failed to deliver Financial Statements for each OTH Company in such form and substance as may be reasonably required by Acquiror, as otherwise contemplated by this Agreement, by and no later than the date that is 120 days after the date of this Agreement. This only applies to unreviewed financials, and not audited financials which the Acquiror is managing with the audit company on behalf of the companies.

(c)	by OTH Owners Representative, if Acquiror or Brian John has breached or failed to perform any of its representations, warranties, covenants, or other agreements contained in this Agreement, which breach or failure to perform (i) would, or would reasonably be expected to, give rise to a failure of a condition set forth in 6.2 and (ii) is either incapable of being cured or is not by the earlier of (A) the Outside Date, being October 1, 2025, and (B) the date that is thirty (30) days after Acquiror has received written notice of such breach or failure from the OTH Owners Representative;

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

(d)	by either Acquiror or OTH Owners Representative, in the event that any Governmental Authority of competent jurisdiction has issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such Order or other action has become final and non-appealable;

(e)	by either Acquiror or OTH Owners Representative if the Closing has not occurred prior to the Outside Date; provided, that if the condition set forth in Section 1.1(c) has not been satisfied by the Outside Date, but all other conditions set forth in Section 6 have been satisfied or waived or are capable of being satisfied or waived as of such date if the Closing were to occur on such date, then at the election of Acquiror or OTH Owners Representative by written notice to the other Party, the Outside Date may be extended by an additional thirty (30) days. Should Acquiror elect to extend the outside date by said thirty (30) days, Acquiror shall pay to the OTH Owners an additional $100,000.00, payment to be made at the time of written notice to the OTH Owners Representative, pursuant to written instructions from the OTH Owners Representative. Said payment shall be deemed an increase in the Cash Consideration and shall be nonrefundable. In the event Closing does not take place for any reason except for breach of this Agreement by the OTH Companies or the OTH Owners, the OTH Owners shall retain said $100,000.00 payment, with no obligation to Acquiror as to said payment. Acquiror may exercise three (3) additional extensions of the Outside Date to Close, in the same manner and pursuant to the same terms as the first such extension.

8.2	Effect of Termination.

(a)	Except as expressly provided in this 8.2, if this Agreement is terminated pursuant to 8.1, this Agreement shall become void and of no effect without liability of any Party (or any stockholder, interest owner, director, manger, officer, employee, agent, consultant or representative of such Party) to the other Party hereto.

(b)	Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 8.1 by the OTH Owner Representative, and Acquiror has met all of its obligations and is not in breach of this Agreement, then the OTH Owner Representative shall repay or reimburse, or caused to be repaid or reimbursed, to Acquiror the Cash Deposit, at his option, in the form of either immediately available cash or such number of shares of stock or other equity interests that represents not less than five percent (5%) of the total stock or other equity interests in the OTH Companies, in the aggregate, as then owned by the OTH Owner Representative.

(c)	OTH Companies, OTH Owners, and the OTH Owners Representative will not be liable for any IPO expenses for this transaction, in any case, including audit fees, attorney fees, etc., and as otherwise stated in this Agreement.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

Section 9. Indemnification.

9.1	Survival. All representations and warranties made in this Agreement shall survive the Closing until the second anniversary of the Closing Date.

9.2	Indemnification by OTH Owners. From and after the Closing, OTH Owners shall, jointly and severally, defend, indemnify and hold harmless Acquiror and the OTH Companies and their respective directors, officers, employees and agents (each a “OTH Indemnitee”) from and against any and all liabilities, obligations, claims, contingencies, taxes, fines, deficiencies, demands, assessments, losses (including diminution in value), damages (including incidental and consequential damages), costs and expenses, including, without limitation, all corrective and remedial actions, all court costs and reasonable attorneys’ fees, and all reasonable amounts paid in investigation, defense, or settlement of the foregoing) (collectively, “Losses”) that constitute, or arise out of or in connection with:

(a)	any misrepresentation or breach of warranty under Section 3 and Section 4 (an “OTH Owners Warranty Breach”) in each case without giving effect to any qualification as to materiality, Material Adverse Effect or words of similar import for purposes of determining whether there has been a breach or inaccuracy or the amount of any Loss; or

(b)	any default by a OTH Owner or a OTH Company in the performance or observance of any of their covenants or agreements under this Agreement.

9.3	Indemnification by Acquiror and Brian John. From and after the Closing, Acquiror and Brian John shall, jointly and severally, defend, indemnify and hold harmless OTH Owners and their respective partners, directors, officers, employees and agents (each an “Acquiror/John Indemnitee”) from and against any and all liabilities, obligations, claims, contingencies, taxes, fines, deficiencies, demands, assessments, losses (including diminution in value), damages (including incidental and consequential damages), costs and expenses, including, without limitation, all corrective and remedial actions, all court costs and reasonable attorneys’ fees, and all reasonable amounts paid in investigation, defense, or settlement of the foregoing) (collectively, “Losses”) that constitute, or arise out of or in connection with:

(a)	any misrepresentation or breach of warranty under Section 5 (an “Acquiror Warranty Breach”); or

(b)	any default by Acquiror or Brian John in the performance or observance of any of its or his covenants or agreements under this Agreement.

(c)	Any expenses from the Going Public Transaction, including attorney fees, auditor fees, etc. and as otherwise stated in this Agreement as an obligation of Brian John.

(d)	Brian John shall pay the indemnification obligations of this Section 9.3. To the extent that Brian John does not pay any indemnification obligations of this Section 9.3, and any amounts are paid or expenses incurred by Acquiror, the amount of such payments and expenses shall be deemed a loan to Brian John, with repayment terms agreed in writing by the OTH Owners Representative, with collateral for repayment being Brian John’s shares in Acquiror.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

9.4	Representation, Settlement and Cooperation. If any investigation, action or other proceeding (each a “Proceeding”) is initiated against any OTH Indemnitee or Acquiror/John Indemnitee (each, an “Indemnitee”) and the Indemnitee intends to seek indemnification from OTH Owners or Acquiror and Brian John (each an “Indemnitor”), as applicable, under this Section 9 on account of the Indemnitee’s involvement in the Proceeding, then the Indemnitee shall give prompt notice to the applicable Indemnitor; provided, however, that the failure to so notify the Indemnitor shall not relieve the Indemnitor of its obligations under this Section 9 but instead shall reduce those obligations by the amount of damages or increased costs and expenses attributable to the failure to give notice. Upon receipt of notice of a Proceeding for which indemnification is available under this Section 9, the Indemnitor shall have the right, but not the obligation, to conduct and control, through counsel of its choosing that is reasonably acceptable to the Indemnitee, any third-party Proceeding (a “Third-Party Claim”), and the Indemnitor may compromise or settle the same; provided, however, that the Indemnitor shall give the Indemnitee advance notice of any proposed compromise or settlement and the Indemnitor shall not compromise or settle any Third-Party Claim without the prior written consent of the Indemnitee (which shall not be unreasonably withheld, conditioned or delayed) unless such compromise or settlement (x) provides for no relief other than the payment of monetary damages borne solely by the Indemnitor, (y) does not include any admission of wrongdoing or violation of Law on the part of the Indemnitee or its Affiliates and (z) includes as an unconditional term thereof the giving by the third-party claimant to the Indemnitee of a release from all Liability in respect thereof; provided, further, that the Indemnitor shall have no right to conduct or control any Third-Party Claim (i) if the Indemnitor fails to notify the Indemnitee, within thirty (30) days after the Indemnitee has given notice of the Third-Party Claim to the Indemnitor, that the Indemnitor is assuming the defense of such Third-Party Claim; (ii) unless the Indemnitor expressly agrees in writing that such Indemnitor shall be liable for all Losses related to such Third-Party Claim, (iii) if the Third-Party Claim seeks equitable relief against the Indemnitee; (iv) if the Losses claimed in connection therewith involve an amount in excess of the amount then available for indemnification with respect to such matter in light of the limitations set forth in this Section; (v) if upon the written advice of outside counsel, the Indemnitee determines in good faith that an actual conflict of interest exists which, under applicable principles of legal ethics, would reasonably be expected to prohibit a single legal counsel from representing both the Indemnitee and the Indemnitor in such Proceeding; (vi) if such Third-Party Claim is brought by a Governmental Authority or alleges criminal violation of any Law; (vii) if such Third- Party Claim involves a material customer or supplier of the Company. The Indemnitor or Indemnitee, as applicable, may participate in any Proceeding being defended against by the other at its own expense and shall not settle any Proceeding without the prior consent of the other, which consent shall not be unreasonably withheld. The Indemnitor and Indemnitee shall cooperate with each other in the conduct of any Proceeding.

9.5	Notice and Satisfaction of Indemnification Claims. No indemnification claim shall be deemed to have been asserted until the applicable Indemnitor has been given notice by the Indemnitee of the amount of the claim and the facts on which the claim is based (including evidence supporting the amount of the claim). For purposes of this Section 9, notice of an indemnification claim shall be deemed to cover claims arising out of or in connection with all related Proceedings so long as, in the case of Proceedings instituted by third parties, the Indemnitee complies with 9.4 Indemnification claims shall be paid within thirty (30) days after the Indemnitor’s receipt of the notice described in this Section (including the required evidence of the amount of the claim). Evidence of (a) the amount of the claims for which the Indemnitee seeks indemnification, and (b) the Indemnitor’s liability shall be in form and content reasonably satisfactory to the Indemnitor.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

9.6	Exclusive Remedy. Except: (a) for any equitable remedies which the parties may pursue; and (b) for enforcement actions of any kind or nature regarding the terms and provisions of this Section 9, the indemnification under this Section 9 shall be the parties’ sole and exclusive remedy, each against another, with respect to matters arising under this Agreement. The parties waive and release any other rights, remedies, causes of action or claims of any kind or nature arising under this Agreement.

Section 10. Further Assurances.

10.1.	By OTH Companies. The OTH Owners shall, and shall cause the OTH Companies to, do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered all such further acts, conveyances and assurances the Acquiror may reasonably require for accomplishment of the purposes of this Agreement.

10.2.	By Acquiror and Brian John. The Acquiror and Brian John will do, execute, acknowledge and deliver, or shall cause to be done, executed, acknowledged and delivered, all such further acts, conveyances and assurances as the OTH Companies and OTH Owners may reasonably require for accomplishment of the purposes of this Agreement.

Section 11. Miscellaneous.

11.1.	Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered via electronic mail in pdf format, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

11.2.	Amendment. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing which purports to terminate, amend, supplement, waive or modify this Agreement or any of the terms hereof and is signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought.

11.3.	Successors and Assigns. The terms of this Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective successors and assigns.

11.4.	Governing Law. This Agreement, including all matters of construction, dispute, validity and performance, shall in all respects be governed by, and construed in accordance with, the Laws of the State of North Carolina without giving effect to any choice or conflict of Law provision or rule (whether of the State of North Carolina or of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of North Carolina.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

11.5.	Enforcement of the Agreement; Jurisdiction.

(a)	The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the state courts in the State of North Carolina, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts in the State of North Carolina, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties to this Agreement irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising under this Agreement shall be brought and determined exclusively in the state courts in the State of North Carolina, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts in the State of North Carolina. Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason ; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum; (ii) the venue of such suit, action or proceeding is improper; or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Each party to this Agreement hereby agrees service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in this Agreement shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby.

(b)	EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

11.6.	Notices. Except as otherwise provided in this Agreement, all notices hereunder shall be in writing and shall be given by mail, personal delivery, overnight courier, telecopy or any other customary means of written communication at the addresses set forth on the signature pages hereof, or at such other addresses as may be specified by written notice to the Parties hereto and shall become effective when received by the addressees.

11.7.	Severability of Provisions. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceable of such provision in any other jurisdiction.

11.8.	Headings. The headings used herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

11.9.	Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

11.10.	Expenses. Except as otherwise provided in this Agreement, each Party shall bear their own expenses in connection incurred with respect to the Closing transaction contemplated by this Agreement. OTH Companies and OTH Owners are not responsible for the cost of any audit fees, attorney fees, or any other fees, costs or expenses whatsoever related to the Going Public Transaction and are only responsible for their personal attorney fees for this initial transaction for transfer of ownership of OTH Companies to Acquiror in exchange for 75% of Acquiror common stock, whether or not this transaction closes or the Going Public Transaction process is completed.

11.11	OTH Companies’ Excluded Assets. The below assets of the OTH Companies are excluded from the transaction contemplated by this Agreement; shall not convey to Acquiror; and shall remain the property of the OTH Owners or be extinguished as determined by the OTH Companies and OTH Owners:

(a)	All Debt owed to the OTH Companies, and accounts receivable for inventory sales, sale of other goods, or services, or otherwise earned by the OTH Companies prior to the Closing, including but not limited to, all personal debt owed to any of the OTH Companies by Jason Ruegg and/or other related parties. The full amount of any such indebtedness of Jason Ruegg and/or related parties owed to any of the OTH Companies or OTH Owners shall be excluded from this transaction, and no rights to payments for any portion of said indebtedness, or any other rights, shall transfer or convey to Acquiror.

(b)	All cash and all equity in inventory.

11.12	If neither Brian John nor Acquiror is in breach of this Agreement, the OTH Companies and OTH Owners agree to sell an additional 5% of Acquiror stock (effectively, of the OTH Companies) to Brian John upon his written request, based on the same valuation as the initial 25% sale (based on the purchase price pursuant to this Agreement), in the event Andrew Simmons elects to buy into Acquiror (effectively, the OTH Companies).

[Signature Page to Follow]

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date and year first above written.

OTH Florida Acquisition Corp	Off the Hook Yacht Sales NC, LLC

By:	By:

Brian John, President	Jason Ruegg, Manager
Address:	Address:

Azure Funding, LLC	OTH Simon Marine YF LLC

By:	By:

Jason Ruegg, Manager	Jason Ruegg, Manager
Address:	Address:

Consented and agreed to:

Brian John
Address:

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Acquiror: ____	Brian John: ____	OTH Owners Representative: _____